EXHIBIT 10.3

                              OAK TECHNOLOGY, INC.
                         RETENTION AND SEVERANCE PLAN
                                FOR EXECUTIVES

                            Adopted April 9, 2002

1.     GENERAL
       -------

    1.1     Purpose.  The purpose of this Plan is to provide specified
            -------
compensation and benefits to Executives in the event of a "Termination Upon Change of Control" or a "Termination in Absence of Change of Control" as defined under this Plan.

    1.2     No Employment Agreement.  This Plan does not obligate the Company
            -----------------------
to continue to employ an Executive for any specific period of time, or in any
specific role or geographic location.   Subject to the terms of any applicable
written employment agreement between Company and an Executive, Company may assign an Executive to other duties, and either an Executive or Company may terminate an Executive's employment at any time for any reason.

     1.3     Defined Terms.  Capitalized terms used in this Plan shall have the
             -------------
meanings set forth in Section 5, unless the context clearly requires a different meaning.

2.     TERMINATION UPON CHANGE OF CONTROL
       ----------------------------------

      2.1    Prior Obligations.  In the event of an Executive's Termination
             -----------------
 Upon Change of Control, an Executive shall be entitled to the basic severance compensation described below.

             2.1.1    Accrued Salary and Vacation.  All salary and accrued
                      ---------------------------
 vacation earned through the date of an Executive's termination of employment, less applicable federal and state withholding, shall be paid upon termination of employment.

             2.1.2    Accrued Bonus Payment.  An Executive shall receive a
                      ---------------------
lump sum payment of his or her target bonus for the Company's prior fiscal year to the extent that any such bonus was earned and is unpaid on the date of termination of employment.

             2.1.3    Expense Reimbursement.  Within ten (10) days of
                      ---------------------
submission of proper expense reports by an Executive, the Company shall reimburse an Executive for all expenses incurred by an Executive, consistent with past practices, in connection with the business of the Company prior to an Executive's termination of employment.

             2.1.4     Employee Benefits.  An Executive shall receive the
                        -----------------
benefits, if any, under any 401(k) plan, nonqualified deferred compensation plan, employee stock purchase plan and other Company benefit plans to which an Executive may be entitled pursuant to the terms of such plans.

     2.2 Executive Cash Severance Benefits. In the event of an Executive's Termination Upon Change of Control, an Executive shall be entitled to the additional executive severance benefits described below.

             2.2.1     Cash Severance Payment.  An Executive shall receive a
                       ----------------------
lump sum payment in an amount equal to one (1) year of Base Salary and one (1) year of target bonus at the 100% level, less applicable federal and state withholding, paid within thirty (30) days of Termination Upon Change of Control.

    2.3     Stock Option or Restricted Stock Acceleration.
            ---------------------------------------------

            2.3.1     Acceleration Following Termination Upon Change of
                      -------------------------------------------------
Control.  All outstanding stock options granted and restricted stock issued by
-------
the Company to an Executive prior to the Change of Control shall have their vesting and exercisability accelerated by twelve (12) months from the date of such termination. An Executive will have at least twelve (12) months to exercise any outstanding stock options following Termination Upon a Change of Control, but in no event more than ten (10) years from the initial grant date of such stock options.

            2.3.2     Acceleration Following Non-assumption Upon Change of
                      ----------------------------------------------------
Control.  If there is a Change of Control transaction in which outstanding
-------
stock options granted and restricted stock issued by the Company prior to the transaction are not fully assumed by, or replaced by fully equivalent substitute options or restricted stock of, the Successor, then (1) all such unvested options and restricted stock shall have their vesting fully accelerated to be 100% vested immediately prior to the effective date of the Change of Control and (2) the Company shall provide reasonable prior written notice to an Executive of (a) the date such unexercised options will terminate and (b) the period during which an Executive may exercise the fully vested options. An Executive will have at least twelve (12) months to exercise any outstanding vested stock options following Termination Upon a Change of Control, but in no event more than ten (10) years from the initial grant date of such stock options.

    2.4     Extended Insurance Benefits.  An Executive who elects coverage
            ---------------------------
under the Consolidated Budget Reconciliation Act of 1985 ("COBRA") shall receive at the Company's expense continued provision of the Company's health related and other standard employee insurance coverages as in effect immediately prior to an Executive's Termination Upon Change of Control for a period of twelve (12) months following such Termination Upon Change of Control (or such coverage period as determined by the Company's chief executive officer with consultation with the Company's Board of Directors). The date of the "qualifying event" for the Executive and any dependents shall be the date upon which the Executive terminates employment.

3.     TERMINATION IN ABSENCE OF CHANGE OF CONTROL
       -------------------------------------------

    3.1     Prior Obligations.  In the event of an Executive's Termination in
            -----------------
Absence of Change of Control, an Executive shall be entitled to the basic severance compensation described below.

            3.1.1     Accrued Salary and Vacation.  All salary and accrued
                      ---------------------------
vacation earned through the date of an Executive's termination of employment, less applicable federal and state withholding, shall be paid upon termination of employment.

            3.1.2     Expense Reimbursement.  Within ten (10) days of
                      ---------------------
submission of proper expense reports by an Executive, the Company shall reimburse an Executive for all expenses incurred by an Executive, consistent with past practices, in connection with the business of the Company prior to an Executive's termination of employment.

            3.1.3     Employee Benefits.  An Executive shall receive the
                      -----------------
benefits, if any, under any 401(k) plan, nonqualified deferred compensation plan, employee stock purchase plan and other Company benefit plans to which an Executive may be entitled pursuant to the terms of such plans.

           3.1.4     Bonus Payment.  An Executive shall receive a lump sum
                     -------------
payment of his or her target bonus for the Company's prior fiscal year to the extent that any such bonus was earned and is unpaid on the date of termination of employment.

    3.2     Continuation of Base Salary.  In the event of an Executive's
            ---------------------------
Termination in Absence of Change of Control, an Executive shall be entitled to receive, less applicable federal and state withholding,

Executive's Base Salary for a period of four (4) months in accordance with the Company's normal payroll practice.

     3.3     Vesting Continuation Following Termination in Absence of Change of
             ------------------------------------------------------------------
Control.   All outstanding stock options granted and restricted stock issued by
-------
the Company to an Executive prior to an Executive's Termination in Absence of Change of Control shall continue to vest and, in the case of stock options continue to remain exercisable (but in no event shall be exercisable for more than ten (10) years from the initial grant date of such stock options), as if an Executive remained employed by the Company for the period of four (4) additional months.

    3.4     Extended Insurance Benefits.
            ---------------------------

            3.4.1     Benefit Continuation.  An Executive who elects coverage
                      --------------------
under COBRA shall receive at the Company's expense continued provision of the Company's health related and other standard employee insurance coverages as in effect immediately prior to an Executive's Termination in Absence of Change of Control for a period of four (4) months following such Termination in Absence of Change of Control (or such coverage period as determined by the Company's chief executive officer with consultation with the Company's Board of Directors). The date of the "qualifying event" for an Executive and any dependents shall be the date upon which the Executive terminates employment.

            3.4.2     Coverage Under Another Plan.   Notwithstanding the
                      ---------------------------
preceding provisions of this subsection 3.4, in the event an Executive becomes covered as a primary insured (that is, not as a beneficiary under a spouse's or partner's plan) under another employer's group health plan during the period provided for herein, an Executive promptly shall inform the Company and the Company shall cease provision of continued group health insurance for an Executive and any dependents.

4.     FEDERAL EXCISE TAX UNDER SECTION 280G
       -------------------------------------

    4.1     Reimbursement of Excise Tax.  If (1) any amounts payable to an
            ---------------------------
Executive under this Plan are characterized as excess parachute payments pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), and (2) an Executive thereby would be subject to any United States federal excise tax due to that characterization, then an Executive may elect, in an Executive's sole discretion, to reduce the amounts payable under this Plan or to have any portion of applicable options or restricted stock not vest in order to avoid any "excess parachute payment" under Section 280G(b)(1) of the Code.

     4.2     Determination by Independent Public Accountants.  Unless the
             -----------------------------------------------
Company and an Executive otherwise agree in writing, any determination required under this Section 4 shall be made in writing by independent public accountants agreed to by the Company and an Executive (the "Accountants"), whose determination shall be conclusive and binding upon an Executive and the Company for all purposes. For purposes of making the calculations required by this
Section 4, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and an Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make the required determinations. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with the services contemplated by this Section 4.

5.     DEFINITIONS

    5.1     Capitalized Terms Defined.  Capitalized terms used in this Plan
            -------------------------
shall have the meanings set forth in this Section 5, unless the context clearly requires a different meaning.

    5.2     "Base Salary" means the base salary of an Executive immediately
             -----------
preceding any Change of Control, or in the absence of Change of Control, immediately preceding an Executive's termination of employment.

    5.3     "Cause" means:
             -----

        (a) a good faith determination by the Board of Directors of the Company or the Company's chief executive officer that an Executive willfully failed to follow the lawful written directions of the Board of Directors or the Company's chief executive officer; provided that no termination for Cause shall occur unless an Executive: (i) has been provided with notice of the Company's intention to terminate an Executive for Cause, and (ii) has had at least 30 days to cure or correct his or her behavior; or

        (b) engagement in gross misconduct which is materially detrimental to the Company; provided that no termination for Cause shall occur unless an
Executive: (i) has been provided with notice of the Company's intention to terminate an Executive for Cause, and (ii) has had at least 30 days to cure or correct his or her behavior; or

        (c) willful and repeated failure or refusal to comply in any material respect to the Company's Assignment and Confidentiality Agreement, the Company's insider trading policy, or any other reasonable policies of the Company where non-compliance would be materially detrimental to the Company; provided that no termination for Cause shall occur unless an Executive: (i) has been provided with notice of the Company's intention to terminate an Executive for Cause, and (ii) has had at least 30 days to cure or correct his or her behavior; or

        (d) commission of an unlawful or criminal act (serious in nature) which the Board of Directors reasonably believes would reflect adversely on the Company.

    5.4     "Change of Control" means:
             -----------------

        (a)     any "person" (as such term is used in Sections 13(d) and 14(d)
                     ------
of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then-outstanding securities;

        (b) the Company is party to a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty ("50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

        (c) the sale or disposition of all or substantially all of the Company's assets (or consummation of any transaction, or series of related transactions, having similar effect);

        (d) as a result of a transaction as described in Section 5.4(a), 5.4(b) or 5.4(c) above, there occurs a change in the composition of the Board of Directors of the Company within a two-year period after such transaction whereby fewer than a majority of the directors remain as Incumbent Directors;

        (e)     the dissolution or liquidation of the Company; or

        (f) any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing.

    5.5     "Company" shall mean Oak Technology, Inc., and, following a Change
             -------
 of Control, any Successor.

    5.6     "Executive" shall mean an executive of the Company whom the Company
             ---------
determines to be eligible to participate in the Plan and who has executed an Agreement of Plan Participation in the form set forth in Exhibit A hereto.

    5.7     "Good Reason" means the occurrence of any of the following
             -----------
conditions, without an Executive's informed written consent:

        (a) assignment to an Executive of a title position, responsibilities or duties that are materially less than the title position, responsibilities and duties which an Executive occupied immediately preceding any termination of employment;

        (b) a reduction in an Executive's Base Salary or target bonus opportunity or a material reduction in employee benefits;

        (c) the Company's requiring an Executive (i) to be based at any office or location more than 35 miles from the office where an Executive was employed immediately preceding the Change of Control, , or (ii) to travel on Company business to a substantially greater extent than required immediately preceding the Change of Control,; or

        (d) any material breach by the Company of the terms of this Plan, including but not limited to the failure by the Company to require a Successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform the Company's Change of Control obligations, as if no such succession had taken place.

    5.8     "Incumbent Director" shall mean a director who either (1) is a
             ------------------
director of the Company as of the Effective Date, or (2) is elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the directors of the Company at the time of such election or nomination who were themselves elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the directors of the Company at the time of his or her election or nomination, provided that in no event shall any director be deemed to be an Incumbent Director if such director was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

   5.9     "Permanent Disability" means that:
            --------------------

        (a) an Executive has been incapacitated by bodily injury, illness or disease so as to be prevented thereby from engaging in the performance of an Executive's duties;

        (b) such total incapacity shall have continued for a period of six consecutive months; and

        (c) such incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of an Executive's life.

    5.10     "Successor" means the Company as defined above and any successor
              ---------
or assign to substantially all of its business and/or assets.

    5.11     "Termination in Absence of Change of Control" means any
              -------------------------------------------
termination of employment of Executive by the Company without Cause (i) that occurs prior to the date that the Company first publicly announces it has reached a definitive agreement that would result in a Change of Control, (ii) that occurs after the Company announces that it has terminated any such definitive agreement and does not thereafter enter into discussions that lead to such a definitive agreement, or (iii) that occurs more than twelve (12) months following a Change of Control. Notwithstanding the foregoing, the term "Termination in Absence of Change of Control" shall not include any termination of the employment of an Executive (1) by the Company for Cause; (2) by the Company as a result of the Permanent Disability of an Executive; (3) as a result of the death of an Executive; or (4) as a result of the voluntary termination of employment by an Executive.

    5.12     "Termination Upon Change of Control" means:
              ----------------------------------

        (a) any termination of the employment of an Executive by the Company without Cause during the period commencing on or after the date that the Company first publicly announces a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies) and ending on the date which is twelve (12) months following a Change of Control; or

        (b) any resignation by Executive for Good Reason where (i) such Good Reason occurs during the period commencing on or after the date that the Company first publicly announces a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies) and ending on the date which is twelve (12) months following the Change of Control, and (ii) such resignation occurs within six (6) months following the occurrence of such Good Reason.

     Notwithstanding the foregoing, the term "Termination Upon Change of Control" shall not include any termination of the employment of an Executive
(1) by the Company for Cause; (2) by the Company as a result of the Permanent Disability of an Executive; (3) as a result of the death of an Executive; or
(4) as a result of the voluntary termination of employment by an Executive for reasons other than Good Reason.

6.     EXCLUSIVE REMEDY
       ----------------

    6.1     No Other Benefits Payable.  An Executive shall be entitled to no
            -------------------------
other compensation, benefits, or other payments from the Company as a result of any termination of employment with respect to which the payments and/or benefits described in Sections 2, 3 and 4 have been provided to an Executive, except as expressly set forth in this Plan or, subject to the provisions of Sections 11 and 15, in a duly executed employment agreement between Company and an Executive.

    6.2     Release of Claims.  The Company may condition payment of the cash
            -----------------
 severance in Sections 2, 3 and 4 of this Plan and the stock option acceleration described in Sections 2, 3 and 4 of this Plan upon the delivery by an Executive of a signed release of claims in a form reasonably satisfactory to the Company; provided, however, that an Executive shall not be required to release any rights an Executive may have to be indemnified by the Company.

7.     PROPRIETARY AND CONFIDENTIAL INFORMATION
       ----------------------------------------

     The Company shall condition payment of the cash severance benefits described in this Plan upon an Executive's acknowledgment of his or her continuing obligation, an Executive agrees to continue to abide by the terms and conditions of the Company's confidentiality and/or proprietary rights agreement between an Executive and the Company.

8.     NON-SOLICITATION AND NONCOMPETITION
       -----------------------------------

    8.1     Agreement Not to Solicit.  If Company performs its obligations to
            ------------------------
 deliver the severance benefits set forth in Sections 2, 3 and 4 of the Plan, then for a period of one (1) year after an Executive's termination of employment, an Executive will not solicit the services or business of any employee (other than an Executive's administrative assistant), distributor, vendor, representative or customer of the Company to discontinue that person's or entity's relationship with or to the Company.
8.2 Continuation of Benefits; Transition Services. If Company performs its obligations to deliver the severance benefits set forth in Sections 3 and 4 of the Plan, then for a period of one (1) year after an Executive's Termination in Absence of Change of Control, to the maximum extent enforceable by law, an Executive will provide reasonable transition services as requested by the Company.

9.     ARBITRATION
       -----------

    9.1     Disputes Subject to Arbitration.  Any claim, dispute or controversy
            -------------------------------
arising out of this Plan, the interpretation, validity or enforceability of this Plan or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association; provided, however, that (1) the arbitrator shall have no authority to make any ruling or judgment that would confer any rights with respect to the trade secrets, confidential and proprietary information or other intellectual property of the Company upon an Executive or any third party; and (2) this arbitration provision shall not preclude the Company from seeking legal and equitable relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's intellectual property. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

    9.2     Site of Arbitration.  The site of the arbitration proceeding shall
            -------------------
be in Santa Clara County, California.

10.     INTERPRETATION
        --------------

     This Executive and the Company agree that this Plan shall be interpreted in accordance with and governed by the laws of the State of California as applied to contracts entered into and entirely to be performed within that state.

11.     CONFLICT IN BENEFITS; NONCUMULATION OF BENEFITS
        -----------------------------------------------

    11.1     No Limitation of Regular Benefit Plans.  Except as provided in
             --------------------------------------
Section 11.2 below, this Plan is not intended to and shall not affect, limit or terminate any plans, programs, or arrangements of the Company that are regularly made available to a significant number of employees or officers of the Company, including without limitation the Company's stock option plans.

    11.2     Noncumulation of Cash Benefits.  An Executive may not cumulate
             ------------------------------
cash severance payments, stock options and restricted stock vesting under both this Plan and other plan or policy of the Company. If an Executive has any other binding written agreement with the Company which provides that upon a Change of Control or termination of employment an Executive shall receive Change of Control or termination benefits, then no benefits shall be received by Executive under this Plan unless the Executive agrees to waive his or her rights to such benefits pursuant to Exhibit A, in which case this Plan shall supercede any such written agreement with respect to such benefits.

12.     SUCCESSORS AND ASSIGNS
        ----------------------

    12.1     Successors of the Company.  The Company will require any successor
             -------------------------
or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such agreement shall be a material breach of this Plan.

    12.2     No Assignment of Rights.  The interest of an Executive in this
             -----------------------
Plan or in any distribution to be made under this Plan may not be assigned, pledged, alienated, anticipated, or otherwise encumbered (either at law or in equity) and shall not be subject to attachment, bankruptcy, garnishment, levy, execution, or other legal or equitable process. Any act in violation of this
Section 12.2 shall be void.

    12.3     Heirs and Representatives of an Executive.  This Plan shall inure
             -----------------------------------------

to the benefit of and be enforceable by an Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.

13.     NOTICES
        -------

     For purposes of this Plan, notices and all other communications provided for in the Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:


             If to the Company:     Oak Technology, Inc.
                                    1390 Kifer Road
                                    Sunnyvale, CA 94086
             Attention:             General Counsel

and if to an Executive at the address specified by an Executive. Either party may provide the other with notices of change of address, which shall be effective upon receipt.

14.     NO REPRESENTATIONS
        ------------------

     An Executive acknowledges that in entering into this Plan, an Executive is not relying and has not relied on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Plan.

15.     MODIFICATION AND AMENDMENT
        --------------------------

     At any time after the Effective Date of this Plan and prior to the date thirty (30) days before the earlier of (1) the date that the Company first publicly announces it is conducting negotiations leading to a Change of Control, or (2) the date that the Company enters into a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies), the Board of Directors of the Company shall have the right to amend, suspend or terminate this Plan at any time and for any reason. Notwithstanding the preceding sentence, however, no amendment or termination of this Plan shall reduce an Executive's rights or benefits under this Plan if the Executive was employed by the Company before the date the amendment is adopted or this Plan is terminated, as appropriate.

16.     VALIDITY
        --------

16.1     Invalid Provisions.  If any one or more of the provisions (or any part
         ------------------
thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

     16.2     Execution by Company Executive Officer or Director.  This Plan
              --------------------------------------------------
and any modifications or amendments shall require the approval of the Board of Directors of the Company.

17.     EFFECTIVE DATE; TERM OF PLAN
        ----------------------------

     17.1     Effective Date.  The Effective Date of this Plan is the date the
              --------------
Plan is adopted by the Board of Directors.

     17.2     Term of Plan.  The term of the Plan shall continue until December
              ------------
31, 2004.